UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 1, 2017

Rodin Global Property Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-214130	81-1310268
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 E. 59th Street

New York, NY 10022

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 938-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.01. Completion of Acquisition or Disposition of Assets.

CF Net Lease Portfolio IV DST Interests

On September 1, 2017, Rodin Global Property Trust, Inc. (the “Company”), through its operating partnership, acquired 2,400 beneficial interests (the “Interests”) in CF Net Lease Portfolio IV DST (the “DST”), a Delaware statutory trust, for a purchase price of $2.4 million. Prior to the acquisition of the Interests, the DST was an indirect wholly-owned subsidiary of the Company’s sponsor, Cantor Fitzgerald Investors, LLC (“CFI”). Each Interest represents a 0.0072214% ownership of the DST and the Interests purchased by the Company represent approximately 17.33% of the DST.

On November 15, 2016, the DST acquired the fee simple interest in seven retail properties (the “Properties”) for a total purchase price of $36,317,830, including related acquisition expenses. The purchase price was comprised of $13,822,646 in equity and $22,495,184 in proceeds from the Loan (as defined below). The acquisition of the Interests by the Company has been structured such that the total purchase price for 100% of the Interests equals the equity portion of the purchase price paid by CFI and its affiliates to acquire the Properties plus $25,000 (reflecting the DST’s current cash reserves).

The Company acquired the Interests in a private placement. Cantor Fitzgerald & Co. acted as a broker dealer in connection with the private placement, but did not receive any compensation in connection therewith. The proceeds from the purchase of the Interests will be paid by the DST to an affiliate of CFI. The acquisition of the Interests and the related transactions were unanimously approved by the Company’s board of directors, including its independent directors.

The Company funded the acquisition of the Interests with cash from its ongoing initial public offering. The Company intends, but is not obligated, to purchase 100% of the Interests.

Properties

The DST acquired the Properties from Walgreen Co. (“Walgreens”), a subsidiary of Walgreens Boots Alliance Inc. (NASDAQ: WBA) in a sale-leaseback transaction.

The Properties are 100% leased to Walgreens. Walgreens is rated investment grade by Moody’s and Standard & Poor’s. In addition to base rent, the leases require the tenant to pay substantially all operating expenses, including repairs and maintenance as well as real estate taxes.

The lease for each Property has an initial term of 15 years commencing on November 15, 2016, and expiring on November 30, 2031. Each lease will automatically renew for 12 consecutive periods of five years each unless Walgreens notifies the lessor in writing on or before the date that is 12 months prior to the commencement of any such renewal term that Walgreens does not wish to renew the applicable lease. Separate and apart from the renewal options, for the initial term or any renewal term of each applicable lease, Walgreens may extend the term until the following January 31st by providing the lessor with written notice no later than four months prior to the end of the then-current term. Walgreens will pay fixed base rent for the first five lease years with 5.0% increases over the preceding lease year’s base rent at five year intervals for the first 35 lease years. Commencing on the 36th lease year and every five years thereafter, base rent will be set at fair market value rent.

The following table provides information about the Properties relating to their location, rentable square feet, and annualized rental income.

Location	Rentable Square Feet	Annualized Rental Income (first 5 lease years)
Allendale, Michigan	14,695	$343,175
Cincinnati, Ohio	14,815	$317,138
Edmond, Oklahoma	14,471	$291,424
Lawton, Oklahoma	15,050	$304,095
Marquette, Michigan	14,990	$333,116
McAlester, Oklahoma	14,796	$288,528
Russellville, Arkansas	14,720	$318,482

Total	103,537	$2,195,958

Loan

On November 15, 2016, in connection with the purchase of the Properties, the DST entered into a loan agreement (the “Loan”) with Citigroup Global Markets Realty Corp. with an outstanding principal amount of $22,495,184. The Loan provides for monthly interest payments and bears interest at an initial fixed rate of 4.593% per annum (based on a 360-day year). The Loan matures on December 1, 2031 and may be prepaid (a) subject to customary yield maintenance provisions on or after January 2, 2019 and (b) without penalty on or after September 2, 2026; provided that in each case the Loan may be prepaid in whole, but not in part. The anticipated repayment date of the Loan is December 1, 2026 (the “Anticipated Repayment Date”). Commencing on September 1, 2026, excess cash flow generated by the Properties will be held as additional security for the Loan. To the extent the Loan has not been repaid by the Anticipated Repayment Date, excess cash flow from the Properties will be applied to the repayment of the outstanding principal and the Loan will bear interest at an increased rate of three percent per annum plus the greater of (a) 4.593% and (b) the ten year swap yield as of the first business day after the Anticipated Repayment Date. The Loan contains customary events of default. As is customary in such financings, if an event of default occurs under the Loan, the lender may accelerate the repayment of the outstanding principal amount and exercise other remedies subject, in certain instances, to the expiration of an applicable cure period. CF Real Estate Holdings, LLC (the “Guarantor”), an affiliate of CFI, has guaranteed (x) any losses that the lender may incur as a result of the occurrence of certain bad acts of the borrower and (y) the repayment of the Loan upon the occurrence of certain other significant events, including bankruptcy. Additionally, the Guarantor has agreed to indemnify the lender against certain potential environmental liabilities.

Trust Manager

The DST is managed by its trust manager, CF Net Lease Portfolio Manager IV, LLC (the “Trust Manager”), and owners of Interests have no voting rights with respect to the DST. In connection with the acquisition of the Interests by the Company, CF DST Holdings, LLC, a wholly-owned subsidiary of CFI, intends to transfer all of the equity interests of the Trust Manager to the Company, pending lender approval. Following the transfer, the Company will manage the DST, subject to certain limited rights to be retained by CFI so long as it or its subsidiaries own any Interests and so long as the Guarantor is a guarantor with respect to the Loan.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements (such as those concerning the Company’s intention regarding the purchase of 100% of the Interests as well as the transfer of the Trust Manager to the Company) that are based on the Company’s current expectations, plans, estimates, assumptions, and beliefs that involve numerous risks and uncertainties, including, without limitation, the ability of the Company to effectuate the purchase of the remainder of Interests and the lender approval of the transfer of the equity interests in the Trust Manager as well as those risks set forth in the “Risk Factors” section of the Company’s Registration Statement on Form S-11, as amended or supplemented by the Company’s other filings with the Securities and Exchange Commission. Although these forward-looking statements reflect management’s belief as to future events, actual events or the Company’s investments and actual results of operations could differ materially from those expressed or implied in these forward-looking statements. To the extent that the Company’s assumptions differ from actual results, the Company’s ability to meet such forward-looking statements may be significantly hindered. You are cautioned not to place undue reliance on any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RODIN GLOBAL PROPERTY TRUST, INC.

Date: September 8, 2017	By:	/s/ Kenneth Carpenter
Name: Kenneth Carpenter
Title: President